Exhibit 10.5
MEMBERSHIP UNIT SUBSCRIPTION AGREEMENT
     THIS MEMBERSHIP UNIT SUBSCRIPTION AGREEMENT (this “Agreement”) is made and entered into as of June 23, 2008, by and among RHI Entertainment, Inc., a Delaware corporation (“RHI Inc.”), KRH Investments LLC, a Delaware limited liability company (formerly RHI Entertainment Holdings, LLC, “KRH”), and RHI Entertainment Holdings II, LLC, a Delaware limited liability company (“Holdings II”).
RECITALS
     A. WHEREAS, RHI Inc. is contemplating an offer and sale of its shares of common stock, par value $ 0.01 per share (“Shares”), to the public in an underwritten initial public offering (the “Initial Public Offering”).
     B. WHEREAS, pursuant to that certain reorganization agreement, dated as of September 14, 2007 (the “Reorganization Agreement”), KRH, Holdings II and RHI Inc. have agreed to effectuate the transactions described or referenced therein.
     C. WHEREAS, immediately prior to or simultaneously with the consummation of the transactions contemplated by this Agreement, RHI Inc. will become the sole managing member of Holdings II and KRH will become the non-managing member of Holdings II pursuant to that certain amended and restated limited liability operating agreement of Holdings II, as it may be amended, supplemented or otherwise modified from time to time (the “LLC Agreement”).
     D. WHEREAS, Holdings II desires to issue Membership Units to RHI Inc. in exchange for the proceeds received from RHI Inc.’s Initial Public Offering.
     E. WHEREAS, Holdings II desires to issue Membership Units to KRH in exchange for the contribution of its interests in RHI Entertainment LLC, a Delaware limited liability company (the “Contributed Asset”).
     F. WHEREAS, immediately after the Initial Closing (as defined herein), Holdings II desires to make a cash distribution of $35.7 million (the “Cash Distribution”) to KRH, which is intended to return capital contributions by KRH used for the funding of capitalized film production costs incurred within the two years prior to payment of the Cash Distribution.
     G. WHEREAS, the parties hereto intend for the contribution of the Contributed Asset by KRH and the proceeds received from RHI Inc.’s Initial Public Offering in exchange for Membership Units to be treated as contributions of property governed by Section 721(a) of the Internal Revenue Code of 1986, as amended and the Cash Distribution to be treated as a payment as described in Treasury Regulations Section 1.707-4(d).
     H. NOW, THEREFORE, In consideration of the covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, RHI Inc., KRH and Holdings II agree as follows:

AGREEMENT
1. Definitions
     1.1 Certain Definitions. For purposes of this Agreement, the following terms shall have the meanings specified in this Section 1.1:
     “Cash Distribution” has the meaning set forth in the Recitals.
     “Contributed Asset” has the meaning set forth in the Recitals.
     “Encumbrance” means, with respect to any specified asset, any security interest, lien, mortgage, claim, charge, pledge, restriction, option, reservation, equitable interest, deed of trust, right of first refusal, easement, servitude or encumbrance of any nature.
     “Holdings II” has the meaning set forth in the Preamble.
     “Initial Closing” means the closing of the transactions contemplated in Sections 2.1, 2.2, 3.1 and 3.2.
     “Initial Closing Date” has the meaning set forth in Section 2.3.
     “Initial Public Offering” has the meaning set forth in the Recitals.
     “IPO Proceeds” means the proceeds received by RHI Inc. in exchange for the issuance and sale of Shares in connection with the Initial Public Offering, calculated by the price per share at which Shares are sold to the public multiplied by the number of Shares sold to the public, less underwriting discounts and commissions. For the avoidance of doubt, IPO Proceeds shall not include the Over-Allotment Proceeds.
     “KRH” has the meaning set forth in the Preamble.
     “KRH Units” has the meaning set forth in Section 3.1.
     “LLC Agreement” has the meaning set forth in the Recitals.
     “Membership Units” means the common membership units of Holdings II as described in the LLC Agreement.
     “Optional Closing” means the closing of the transactions contemplated in Section 2.5.
     “Optional Closing Date” has the meaning set forth in Section 2.5(c).
     “Over-Allotment Option” has the meaning set forth in Section 2.5(a).
     “Over-Allotment Proceeds” means the proceeds received by RHI Inc. in connection with the Underwriters’ purchase of Shares in connection with the Over-Allotment Option, calculated by the price per share at which Shares are sold to the public multiplied by the number of Shares sold to the public, less underwriting discounts and commissions.

     “Over-Allotment Units” means the Membership Units, if any, issued by Holdings II to RHI Inc. pursuant to Section 2.5.
     “Prospectus” means the final prospectus for the Initial Public Offering contained in the registration statement filed on Form S-1 with the Securities and Exchange Commission.
     “RHI Inc.” has the meaning set forth in the Preamble.
     “RHI Inc. Consideration” has the meaning set forth in Section 2.2.
     “RHI Inc. Units” has the meaning set forth in Section 2.1.
     “Shares” has the meaning set forth in the Recitals.
     “Total Issued Units” means the total number of KRH Units, RHI Inc. Units, and, if any, Over-Allotment Units.
     “Transaction Documents” mean the transactional and organizational documents entered into contemporaneously with this Agreement by either Holdings II, RHI Inc. or KRH, as applicable, in connection with the Initial Public Offering.
     “Underwriting Agreement” means the underwriting agreement to be entered into among RHI Inc. and the managing underwriters for the Initial Public Offering.
2. RHI Inc. Units.
     2.1 Transfer. Holdings II hereby agrees to issue to RHI Inc. on the Initial Closing Date, and RHI Inc. hereby agrees to subscribe to and accept on the Initial Closing Date, free and clear of all Encumbrances, a number of Membership Units equal to the number of Shares sold (excluding any Shares sold pursuant to the exercise of the Over-Allotment Option) in the Initial Public Offering (collectively, the “RHI Inc. Units”).
     2.2 Consideration. The consideration for the RHI Inc. Units shall be an amount equal to the IPO Proceeds (the “RHI Inc. Consideration”), which shall be delivered to Holdings II at the Initial Closing by wire transfer of immediately available funds in accordance with Section 2.4.
     2.3 Initial Closing. The Initial Closing Date shall be held at the offices of Latham & Watkins LLP, 885 Third Avenue, New York, NY 10022 at the time and date on which all the conditions set forth in Section 7 have been satisfied or waived, or at such later time and date as RHI Inc., Holdings II and KRH shall agree in writing (such time and date, the “Initial Closing Date”).
     2.4 Initial Closing Deliverables.
     (a) Holdings II shall deliver, or cause to be delivered, the following documents to RHI Inc. at the Initial Closing:

     (i) a certificate or certificates representing the RHI Inc. Units being issued to RHI Inc. identifying RHI Inc. as the registered holder thereof; and
     (ii) all other customary documents, instruments or certificates as shall be reasonably requested by RHI Inc. and as shall be consistent with the terms of this Agreement; and
     (b) RHI Inc. shall deliver, or cause to be delivered, the following documents to Holdings II at the Initial Closing:
     (i) the RHI Inc. Consideration by wire transfer of immediately available funds to an account designated by Holdings II at least three business days prior to the Initial Closing.
     2.5 Issuance of Additional Membership Units.
     (a) Holdings II hereby agrees to issue to RHI Inc., and RHI Inc. hereby agrees to subscribe to and accept, free and clear of all Encumbrances, a number of Membership Units equal to the number of Shares sold to the Underwriters pursuant to the Underwriters’ option to purchase additional Shares under the Underwriting Agreement (the “Over-Allotment Option”) in exchange for RHI Inc.’s contribution of the Over-Allotment Proceeds of such Over-Allotment Option, which shall be delivered to Holdings II at the Optional Closing by wire transfer of immediately available funds in accordance with Section 2.5(c).
     (b) RHI Inc. and Holdings II both agree and acknowledge that Holdings II’s obligations to issue any Over-Allotment Units in connection with the Over-Allotment Option are contingent upon the Underwriters’ exercise of their Over-Allotment Option. If the Underwriters exercise their Over-Allotment Option, RHI Inc. will, contemporaneously with the sale of Shares by RHI Inc. to the Underwriters pursuant to the Over-Allotment Option, subscribe to a number of Over-Allotment Units from Holdings II equal to the number of Shares purchased by the Underwriters from RHI Inc. pursuant to the Over-Allotment Option.
     (c) The Optional Closing shall be held at the offices of Latham & Watkins LLP, 885 Third Avenue, New York, NY 10022 at the time and date on which all the conditions set forth in Section 7 have been satisfied or waived, or at such later time and date as RHI Inc. and Holdings II shall agree in writing (such time and date, the “Optional Closing Date”).
     (d) Holdings II shall deliver, or cause to be delivered, the following documents to RHI Inc. at the Optional Closing:
     (i) a certificate or certificates representing the Over-Allotment Units being issued and sold to RHI Inc. in connection with the Over-Allotment Option, identifying RHI Inc. as the registered holder thereof; and

     (ii) all other customary documents, instruments or certificates as shall be reasonably requested by RHI Inc. and as shall be consistent with the terms of this Agreement.
     (e) RHI Inc. shall deliver, or cause to be delivered, the following documents to Holdings II at such Optional Closing:
     (i) the Over-Allotment Proceeds by wire transfer of immediately available funds to an account designated by Holdings II at least three business days prior to such Optional Closing; and
     (ii) a letter evidencing the exercise of the Over-Allotment Option by the Underwriters in a form reasonably satisfactory to Holdings II.
     2.6 Closing Costs; Transfer Taxes and Fees. Holdings II shall be responsible for the documentary and transfer taxes and any sales or other similar taxes, if any, imposed on the issuance of the Membership Units under this Agreement (including those Membership Units issued and sold in connection with the Over-Allotment Option) and any deficiency, interest or penalty asserted with respect thereto.
3. Contribution of Contributed Asset; Issuance of Membership Units; Subsequent Cash Distribution.
     3.1 Transfer. Subject to the terms and conditions of this Agreement, Holdings II hereby agrees to issue to KRH on the Initial Closing Date, and KRH hereby agrees to accept on the Initial Closing Date, free and clear of all Encumbrances, 9,900,000 Membership Units (the “KRH Units”). KRH shall contribute, convey, assign, transfer and deliver to Holdings II or its designee free and clear of any Encumbrances, and Holdings II or its designee does hereby acquire and accept from KRH, all of KRH’s right, title and interest in the Contributed Asset.
     3.2 Initial Closing. The Initial Closing shall be held on the Initial Closing Date.
     3.3 Initial Closing Deliverables.
     (a) Holdings II shall deliver, or cause to be delivered, the following documents to KRH at the Initial Closing:
     (i) a certificate or certificates representing the KRH Units being issued and sold to KRH identifying KRH as the registered holder thereof; and
     (ii) all other customary documents, instruments or certificates as shall be reasonably requested by KRH and as shall be consistent with the terms of this Agreement.
     (b) KRH shall deliver, or cause to be delivered, the following documents to Holdings II at the Initial Closing:

     (i) all customary documents, instruments or certificates as shall be reasonably requested by Holdings II and as shall be consistent with the terms of this Agreement.
     3.4 Closing Costs; Transfer Taxes and Fees. Holdings II shall be responsible for the documentary and transfer taxes and any sales or other similar taxes, if any, imposed on the issuance of the KRH Units under this Agreement and any deficiency, interest or penalty asserted with respect thereto.
     3.5 Cash Distribution. By executing and delivering this Agreement, Holdings II agrees to make, and on the Initial Closing Date will make, the Cash Distribution to KRH with a portion of the RHI Inc. Consideration. Notwithstanding anything in the LLC Agreement to the contrary, the Cash Distribution to KRH shall be permitted under the LLC Agreement and RHI Inc. and KRH agree that this Agreement shall serve to amend Section 5.4 of the LLC Agreement with respect to the Cash Distribution and to waive their respective rights to receipt of the Cash Distribution on a pro rata basis in accordance with their respective interests in Holdings II.
4. Representations and Warranties of Holdings II. As of the date of this Agreement and as of each of the Initial Closing Date and, if applicable, the Optional Closing Date, Holdings II represents and warrants to RHI Inc. and KRH as follows:
     4.1 Organization; Good Standing; Qualification. Holdings II is a limited liability company, duly organized and validly existing under the laws of the State of Delaware and is in good standing under such laws. Holdings II has the requisite power and authority to own and operate its properties and assets, and to carry on its business as presently conducted and as proposed to be conducted. Holdings II is in good standing and qualified to do business in every jurisdiction where the failure to so qualify would have a material adverse effect on its business or financial condition or its ability to enter into this Agreement or to consummate the transactions contemplated hereby.
     4.2 Authorization. The execution, delivery and performance of this Agreement and the issuance of the Membership Units have been duly authorized by Holdings II. This Agreement constitutes the legal, valid and binding obligation of Holdings II enforceable against Holdings II in accordance with its terms, except as may be limited by (i) applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and (ii) the effect of rules of law governing the availability of equitable remedies.
     4.3 Consents. Except as has been obtained or will be obtained prior to the Initial Closing and, if applicable, the Optional Closing, no consent, approval or authorization of, or designation, declaration or filing with, any governmental authority or other third party on the part of Holdings II is required in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.
     4.4 Capitalization of Holdings II. Immediately prior to the execution and delivery of this Agreement, there are no Membership Units issued and outstanding. There are no outstanding options, warrants, rights (including conversion or preemptive rights), voting agreements, investor or other type of agreement with respect to the Membership Units or other agreements for the purchase or acquisition from Holdings II of any Membership Units; provided, however, that the execution of any Transaction Document by the parties hereto either prior to, or contemporaneously with, this Agreement shall be expressly excluded from this Section 4.4. The assets and liabilities of Holdings II are as set forth in the financial statements included in the Prospectus as of the date indicated.
5. Representations and Warranties of RHI Inc. As of the date of this Agreement and as of each of the Initial Closing Date and, if applicable, the Optional Closing Date, RHI Inc. hereby represents and warrants to Holdings II as follows:
     5.1 Organization; Good Standing; Qualification. RHI Inc. is a corporation duly organized and validly existing under the laws of the State of Delaware and is in good standing under such laws. RHI Inc. has the requisite power and authority to own and operate its properties and assets, and to carry on its business as presently conducted and as proposed to be conducted. RHI Inc. is in good standing and qualified to do business in every jurisdiction where the failure to so qualify would have a material adverse effect on its ability to enter into this Agreement or to consummate the transactions contemplated hereby.
     5.2 Authorization. The execution, delivery and performance of this Agreement and the subscription to the RHI Inc. Units have been duly authorized by RHI Inc. This Agreement constitutes the legal, valid and binding obligation of RHI Inc. enforceable against RHI Inc. in accordance with its terms, except as may be limited by (i) applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and (ii) the effect of rules of law governing the availability of equitable remedies.
     5.3 Consents. Except as has been obtained or will be obtained prior to Initial Closing and, if applicable, the Optional Closing no consent, approval or authorization of, or designation, declaration or filing with, any governmental authority or other third party on the part of RHI Inc. is required in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.
6. Representations and Warranties of KRH.
     As of the date of this Agreement and as of the Initial Closing Date, KRH hereby represents and warrants to Holdings II as follows:
     6.1 Organization; Good Standing; Qualification. KRH is a limited liability company duly organized and validly existing under the laws of the State of Delaware and is in good standing under such laws. KRH has the requisite power and authority to own and operate its properties and assets, and to carry on its business as presently conducted and as proposed to be conducted. KRH is in good standing and qualified to do business in every jurisdiction where the failure to so qualify would have a material adverse effect on its ability to enter into this Agreement or to consummate the transactions contemplated hereby.
     6.2 Authorization. The execution, delivery and performance of this Agreement and the subscription to the KRH Units and contribution of the Contribution Asset have been duly authorized by KRH. This Agreement constitutes the legal, valid and binding obligation of KRH enforceable against KRH. in accordance with its terms, except as may be limited by (i) applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and (ii) the effect of rules of law governing the availability of equitable remedies.
     6.3 Consents. Except as has been obtained or will be obtained prior to Initial Closing, no consent, approval or authorization of, or designation, declaration or filing with, any governmental authority or other third party on the part of KRH is required in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.
7. Conditions to Closing.
     7.1 Conditions to the Obligations of All Parties. The obligations of the parties under this Agreement are subject to the fulfillment or waiver of the following conditions:
     (a) There shall not have been issued and be in effect any order, decree or judgment of, or in, any court, tribunal of competent jurisdiction or governmental authority which makes the issue of the Total Issued Units or any of the other transactions contemplated by this Agreement illegal or invalid;
     (b) RHI Inc. shall have entered into the Underwriting Agreement with respect to the Initial Public Offering and all conditions to the consummation thereof shall have been, or will contemporaneously be, satisfied, except for conditions to be satisfied under this Agreement at the Initial Closing and, if applicable, the Optional Closing;
     (c) Holdings II shall have been recapitalized in the manner described in the Prospectus; and
     (d) The transactions described in the Prospectus under “Reorganization and offering transactions” shall have been completed prior to, or will be completed contemporaneously with, the execution of this Agreement.
     7.2 Condition to Obligations of RHI Inc. In addition to the conditions specified in Section 7.1, the obligations of RHI Inc. under this Agreement are subject to the fulfillment or waiver of the following conditions:
     (a) all covenants, agreements and conditions contained in this Agreement to be performed by Holdings II on or prior to each of the Initial Closing and, if applicable, the Optional Closing shall have been performed or complied with in all material respects;
     (b) each of the representations and warranties of Holdings II set forth in this Agreement that is qualified as to a material adverse effect shall be true and correct, and each of the representations and warranties of Holdings II set forth in this Agreement that is not so qualified shall be true and correct in all material respects, in each case, as of the date of this Agreement and as of each of the Initial Closing Date and, if applicable, the Optional Closing Date as though made on and as of the Initial Closing Date and, if applicable, the Optional Closing Date (except to the extent in either case that such representations and warranties speak as of another date); and
     (c) Holdings II shall have delivered, or caused to be delivered, to RHI Inc. instruments of transfer and other transaction documents, in form and substance reasonably satisfactory to RHI Inc., to effect the issue of the RHI Inc. Units and the other transactions contemplated by this Agreement, including those documents identified in Section 2.4(a) and 3.3(a).
     7.3 Conditions to the Obligations of Holdings II. In addition to the conditions specified in Section 7.1, the obligations of Holdings II under this Agreement are subject to the fulfillment or waiver of the following conditions:
     (a) all covenants, agreements and conditions contained in this Agreement to be performed by RHI Inc. on or prior to the Initial Closing and, if applicable, the Optional Closing shall have been performed or complied with in all material respects;
     (b) each of the representations and warranties of RHI Inc. set forth in this Agreement that is qualified as to a material adverse effect shall be true and correct, and each of the representations and warranties of RHI Inc. set forth in this Agreement that is not so qualified shall be true and correct in all material respects, in each case, as of the date of this Agreement and as of the Initial Closing Date and, if applicable, the Optional Closing Date as though made on and as of the Initial Closing Date and, if applicable, the Optional Closing Date (except to the extent in either case that such representations and warranties speak as of another date); and
     (c) RHI Inc. shall have delivered to Holdings II instruments of transfer and other transaction documents, in form and substance reasonably satisfactory to Holdings II, to effect the issue of the RHI Inc. Units and the other transactions contemplated by this Agreement, including those documents identified in Section 2.4(b).
     7.4 Conditions to the Obligations of KRH. In addition to the conditions specified in Section 7.1, the obligations of KRH under this Agreement are subject to the fulfillment or waiver of the following conditions:
     (a) all covenants, agreements and conditions contained in this Agreement to be performed by Holdings II on or prior to the Initial Closing shall have been performed or complied with in all material respects;
     (b) each of the representations and warranties of Holdings II set forth in this Agreement that is qualified as to a material adverse effect shall be true and correct, and each of the representations and warranties of Holdings II set forth in this Agreement that is not so qualified shall be true and correct in all material respects, in each case, as of the date of this Agreement and as of the Initial Closing Date as though made on and as of the Initial Closing Date (except to the extent in either case that such representations and warranties speak as of another date); and

     (c) Holdings II shall have delivered to KRH instruments of transfer and other transaction documents, in form and substance reasonably satisfactory to KRH, to effect the issue of the KRH Units and the other transactions contemplated by this Agreement, including those documents identified in Section 3.3(a).
8. Termination. If the conditions set forth in Section 7 are not satisfied or waived on or before the completion of the Initial Public Offering or if the registration statement with respect to the Initial Public Offering is withdrawn for any reason prior to that date, this Agreement shall become null and void and be of no further force or effect whatsoever and neither Holdings II, KRH nor RHI Inc. shall have any further obligations hereunder or with respect hereto.
9. Covenants.
     9.1 Further Assurances. From time-to-time and after the date hereof, Holdings II shall deliver or cause to be delivered to RHI Inc. and KRH such further documents and instruments and shall do and cause to be done such further acts as RHI Inc. and KRH shall reasonably request to carry out more effectively the provisions and purposes of this Agreement.
     9.2 No Transfer or Encumbrance. Between the date hereof and each of the Initial Closing Date and, if applicable, the Optional Closing Date and except as specifically disclosed in the Prospectus, Holdings II shall not issue, grant or sell any additional Membership Units or any rights to any Membership Units.
     9.3 Conduct of the Business. Between the date hereof and each of the Initial Closing Date and, if applicable, the Optional Closing Date and except as specifically disclosed in the Prospectus, Holdings II shall (i) conduct the business of Holdings II in the ordinary course consistent with past practice, (ii) use all commercially reasonable efforts to (A) retain the services of its key employees, (B) preserve Holdings II’s relationships with material customers, suppliers, sponsors, licensees and creditors, and (C) maintain and keep Holdings II’s properties and assets in as good repair and condition as at present, ordinary wear and tear excepted, (iii) maintain its capital structure as it exists on the date of this Agreement, except as specifically contemplated hereunder.
10. Miscellaneous.
     10.1 Governing Law. This Agreement shall be governed by and construed in all respects in accordance with the laws of the State of Delaware without giving effect to principles of conflicts of law.
     10.2 Notices. All notices, demands or other communications to be given under or by reason of this Agreement shall be in writing and shall be deemed to have been received when delivered personally, or when transmitted by overnight delivery service, addressed as follows:
If to RHI Inc.:
RHI Entertainment, Inc.
1325 Avenue of the Americas, 21st Floor
New York, NY 10019

Attention: General Counsel
Fax: (212) 977-3917
with a copy to:
Latham & Watkins LLP
885 Third Avenue
New York, NY 10022
Attention: Raymond Y. Lin, Esq.
Fax: (212) 751-4864
If to Holdings II:
RHI Entertainment Holdings, II LLC
1325 Avenue of the Americas, 21st Floor
New York, NY 10019
Attention: General Counsel
Fax: (212) 977-3917
with a copy to:
Latham & Watkins LLP
885 Third Avenue
New York, NY 10022
Attention: Raymond Lin, Esq.
Fax: (212) 751-4864
If to KRH:
KRH Investments LLC
c/o Kelso & Company L.P.
325 Park Avenue, 24th Floor
New York, NY 10022
Attn: James Conners, Esq.
Fax: (212) 223-2379
     Any party to this Agreement may change its address for notices, demands and other communications under this Agreement by giving notice of such change to the other party hereto in accordance with this Section 10.2.
     10.3 Survival. The representations, warranties, covenants and agreements made herein shall survive any investigation made by any of the parties hereto and the closing of the transactions contemplated hereby.
     10.4 Benefit of Parties; Assignment. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors, legal representatives and permitted assigns. This Agreement may not be assigned by any party without the prior written consent of the other parties to this Agreement, and any assignment without such consent shall be null and void. Nothing herein contained shall confer or is intended to confer on any third party or entity that is not a party to this Agreement any rights under this Agreement.
     10.5 Amendment. This Agreement may not be amended, modified, altered or supplemented except by means of a written instrument executed on behalf of each of RHI Inc., KRH and Holdings II.
     10.6 Waiver. No failure on the part of either party hereto to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of either party hereto in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver thereof; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.
     10.7 Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.
     10.8 Entire Agreement. This Agreement sets forth the entire understanding of the parties hereto and supersedes all other agreements and understandings between the parties hereto relating to the subject matter hereof including, without limitation, the Reorganization Agreement.
     10.9 Counterparts and Facsimiles. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other. The parties hereto may execute the signature pages hereof and exchange such signature pages by facsimile transmission.
     10.10 Interpretation of Agreement.
     (a) As used in this Agreement, the words “include” and “including, “and variations thereof, shall not be deemed to be terms of limitation, and shall be deemed to be followed by the words “without limitation.”
     (b) Unless otherwise specified, references in this Agreement to “Sections” and “Exhibits” are intended to refer to Sections of, and Exhibits to, this Agreement.
     (c) The Section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement.
     (d) Each party hereto and its counsel cooperated in drafting and preparation of this Agreement and the documents referred to in this Agreement. Any rule of law or any legal decision that would require interpretation of any ambiguities in this Agreement against the party that drafted it is of no application and is hereby expressly waived.
[Signature page to follow]

               IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the day and year first above written.

RHI ENTERTAINMENT HOLDINGS II, LLC
By:	/s/ Henry S. Hoberman
	Name:	Henry S. Hoberman
	Title:	Executive Vice President General Counsel & Secretary

RHI ENTERTAINMENT, INC.
By:	/s/ Henry S. Hoberman
	Name:	Henry S. Hoberman
	Title:	Executive Vice President General Counsel & Secretary

KRH INVESTMENTS LLC
By:	/s/ Henry S. Hoberman
	Name:	Henry S. Hoberman
	Title:	Executive Vice President General Counsel & Secretary

Signature Page — Subscription Agreement